EXHIBIT 3
                                                                       ---------



                                                                  EXECUTION COPY
                                                                  --------------

                              AMENDMENT NO. 1

            Reference is made to the Subscription Agreement dated as of October 24, 2001 (the "Agreement") by and between Arch Capital Group Ltd., a company organized under the laws of Bermuda (the "Company"), and Warburg Pincus Private Equity VIII, L.P., Warburg Pincus International Partners, L.P., Warburg Pincus Netherlands International Partners I, C.V., Warburg Pincus Netherlands International Partners II, C.V. (the "Original Warburg Signatories"), and HFCP IV (Bermuda), L.P. (the "Original H&F Signatory"). Capitalized terms used without definition herein have the meanings given to them in the Agreement.

            This amendment ("Amendment") to the Agreement is made as of November 20, 2001, among the Original Warburg Signatories, Warburg, the Original H&F Signatory, H&F, the Management Purchasers, Trident, GE and Farallon.

            WHEREAS, the Original Warburg Signatories have assigned their rights and obligations under the Subscription Agreement with respect to the purchase of a portion of the Securities thereunder to the Warburg entities listed in
Schedule 1 hereto (such Warburg assignees, together with Warburg Pincus Netherlands International Partners I, C.V. and Warburg Pincus Netherlands International Partners II, C.V., being referred to herein as "Warburg");

            WHEREAS, the Original H&F Signatory has assigned its rights and obligations under the Subscription Agreement with respect to the purchase of a portion of the Securities thereunder to the H&F entities listed in Schedule 2 hereto (such H&F assignees, together with the Original H&F Signatory, being referred to herein as "H&F" ;

            WHEREAS, the Company and the purchasers named therein (the "Management Purchasers") have entered into a Management Subscription Agreement, dated as of October 24, 2001 (the "Management Subscription Agreement"), pursuant to the terms of which, among other things, the Company shall issue and sell to the Management Purchasers, and the Management Purchasers shall acquire from the Company, certain Securities;

            WHEREAS, the Company, the Original Warburg Signatories, the Original H&F Signatory and Trident have entered into a letter agreement, dated as of November 8, 2001 (the "Trident Assignment Agreement") pursuant to the terms of which, among other things, the Original Warburg Signatories assigned to Trident their right, and Trident assumed from the Original Warburg Signatories their obligation, under the Subscription Agreement to purchase certain Securities;

            WHEREAS, the Company, the Original Warburg Signatories and the Original H&F Signatory have entered into letter agreements, dated as of November 20, 2001, with

Orbital Holdings, Ltd. and Insurance Private Equity Investors, L.L.C. (collectively, the "GE Assignment Agreement"), pursuant to the terms of which, among other things, the Original Warburg Signatories assigned to GE their right, and GE assumed from the Original Warburg Signatories their obligation, under the Subscription Agreement to purchase certain Securities;

            WHEREAS, the Company, the Original Warburg Signatories, the Original H&F Signatory and Farallon have entered into a letter agreement, dated as of November 20, 2001 (the "Farallon Assignment Agreement"), pursuant to the terms of which, among other things, the Original H&F Signatory assigned to Farallon its right, and Farallon assumed from the Original H&F Signatory its obligation, under the Subscription Agreement to purchase certain Securities;

            WHEREAS, the parties hereto desire to acknowledge and reflect certain amendments to the Subscription Agreement and certain Exhibits thereto.

            For good and valid consideration, the receipt of which is hereby acknowledged, the Company and each of the Purchasers agree as follows:

A.    AMENDMENTS TO SUBSCRIPTION AGREEMENT

            1. The legend set forth in Section D.1.(d) of the Agreement is amended and restated as follows:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE MAY NOT BE TRANSFERRED, OFFERED OR SOLD EXCEPT (A) IN COMPLIANCE WITH THE PROVISIONS OF A CERTAIN SUBSCRIPTION AGREEMENT AND A CERTAIN SHAREHOLDERS AGREEMENT AND (B) PURSUANT TO (1) AN EFFECTIVE REGISTRATION STATEMENT UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED, OR (2) AN APPLICABLE EXEMPTION FROM REGISTRATION THEREUNDER. ANY SALE PURSUANT TO CLAUSE (B)(2) OF THE PRECEDING SENTENCE MUST BE ACCOMPANIED BY AN OPINION OF WACHTELL, LIPTON, ROSEN & KATZ, OR SUCH OTHER COUNSEL AS IS REASONABLY SATISFACTORY TO ARCH CAPITAL GROUP LTD., TO THE EFFECT THAT SUCH EXEMPTION FROM REGISTRATION IS AVAILABLE IN CONNECTION WITH SUCH SALE."

            2. The representations and warranties made by the Company in the Agreement shall be deemed made also as of the Closing Date (except that representations and warranties made as of another date shall be true and accurate as of such other date).

            3. The definitions of "Estimated Per Share Price" and "Per Share Price" in Schedule A are amended to substitute "as of the close of business on the third business day preceding the Closing Date" for "as of the business day immediately preceding the Closing Date". It is understood that for purposes of the Mark to Market Procedures, and any adjustments based on those procedures, the close of business on the third business day preceding the Closing Date should be used (including, without limitation, for purposes of Section B.1(a) and B.1(c)(iii) of the Agreement) rather than the day prior to the Closing Date, or the Closing Date.

            4. (a) The parties hereto acknowledge and agree that the Company has not liquidated its investment portfolio prior to Closing in accordance with the first sentence of Section D.4(e). From and after Closing, and prior to the time of the audit adjustment contemplated by Section B.1 (the "Audit Adjustment"), the Company will sell the portion of its investment portfolio not theretofore sold which is listed in Schedule 3 hereto. With respect to such sales from and after Closing and prior to the audit adjustment, in calculating the Per Share Price, the actual prices realized upon the sale of such securities shall be used in the Mark to Market Procedures, in lieu of the estimated fair value of such securities as of the close of business on the third business day immediately preceding the Closing Date.

            (b) The parties hereto acknowledge that for purposes of calculating the Estimated Per Share Price, the Mark to Market Procedures were performed using closing sales prices instead of closing bid prices and that to adjust for such variance a "Bid/Ask Spread Adjustment" was included in the Mark to Market Procedures as set forth in Schedule 4(A) hereto. Such adjustment is hereby deemed to modify the Mark to Market Procedures set forth in Schedule A to the Agreement. For purposes of the Audit Adjustment, and subject to clause (a) of this Section 4, the Mark to Market Procedures shall also use closing sales prices (instead of closing bid prices) and such "Bid/Ask Spread Adjustment" shall be applied, on the same percentage basis, by the Pricing Service in performing the Audit Adjustment under Section B.1(a), it being understood that the Purchasers have not accepted the closing sales prices underlying in Schedule 4(A) as binding, and the Pricing Service shall, among other things, verify such prices in the Audit Adjustment.

            (c) The parties acknowledge the Schedule 4(B) hereto sets forth the number of Preference Shares and Class A Warrants to be issued to each Purchaser at Closing based on the Estimated Per Share Purchase Price.

            5. The Company acknowledges that it will arrange for the listing of the Common Shares issuable upon conversion or exercise of the Preference Shares and Warrants on the Nasdaq Stock Market, to the extent not so listed (it being understood that, prior to the Requisite Shareholder Approval, the Company shall not be obligated to list more Common Shares than it is then permitted to issue under applicable Nasdaq rules).

            6. The parties hereto acknowledge that (a) in the event that Section
E.3 becomes applicable, and the Purchasers are entitled to preference shares and warrants of Newco bearing "identical rights and privileges", such securities shall not include the voting limitations imposed under Sections (f)(3)(B) or (C) of the Certificate for Preference Shares pending Requisite Shareholder Approval or Requisite Regulatory Approval to the extent such approvals are not required for the issuance or acquisition of Newco securities and (b) from and after the Closing the reference to "original signatories" in Section E.6 shall mean Warburg and H&F as defined herein.

            7. Schedule A of the Agreement is amended to add the following:

      "Farallon" shall mean Farallon Capital Partners, L.P., Farallon Capital Institutional Partners II, L.P., Farallon Capital Institutional Partners III, L.P., and RR Capital Partners, L.P. collectively, with each individually being a "Farallon Purchaser".

      "GE" shall mean Orbital Holdings, Ltd. and Insurance Private Equity Investors, L.L.C., collectively, with each individually being a "GE Purchaser"

      "Requisite Regulatory Approval" has the meaning given to such term in the Certificate.

      "Requisite Shareholder Approval" has the meaning given to such term in the Certificate.

      "Trident" shall mean Trident II, L.P., Marsh & McLennan Capital Professionals Fund, L.P., and Marsh & McLennan Employee's Securities Company, L.P., collectively, with each individually a "Trident Purchaser."

            8. The parties agree that (a) effective as of the Closing, the only Class A Warrants outstanding will be held by The Trident Partnership, L.P. and Taracay Investors and the only Class B Warrants outstanding will be held by Robert Clements (or members of his family or trusts established for his or his family's benefit) and (b) there is no adjustment under section 3.1 of the Class A Warrants of the Company or under section 4.1 of the Class B Warrants of the Company in connection with the grants set forth on Schedule 5 hereto, or the issuance of the Preference Shares, the Warrants, or the Common Shares issuable upon conversion or exercise thereof, under the Subscription Agreement or the Management Subscription Agreements.

            9. The definition of Non-Core Assets is amended to add a clause (f): "(f) all commitments to Innovative Coverage Concepts LLC."

            10. The Company shall, as promptly as practicable, adopt a policy and establish procedures designed to ensure that the Company and its subsidiaries shall not act in violation of the Foreign Corrupt Practices Act of 1977, as amended (15 U.S.C. Section 78dd-1, et seq.), as if it were applicable to the Company.

            11. Upon execution hereof, each of Trident, GE and Farallon shall become "Purchasers" under the Subscription Agreement, with such rights and obligations as may be set forth therein, subject in each case to the terms of the GE Assignment Agreement, the Trident Assignment Agreement or the Farallon Assignment Agreement, as may be applicable.

B.    AMENDMENTS TO EXHIBITS TO SUBSCRIPTION AGREEMENT

            1. The form of Certificate attached as Exhibit I to the
               Subscription Agreement will be replaced by the form attached hereto.

            2. The form of Warrant attached as Exhibit II to the Subscription
               Agreement will be replaced by the form attached hereto.

            3. The form of Bye-law amendment attached as Exhibit III to the
               Subscription Agreement will be replaced by the form attached hereto.

            4. The form of Shareholders Agreement attached as Exhibit IV to the Subscription Agreement will be replaced by the form attached hereto.

C.    DISCLOSURE SCHEDULE

            Item 5 of the Disclosure Schedule to the Agreement is replaced with
Schedule 5 hereto.

D.    ACKNOWLEDGEMENTS BY ASSIGNEES

            1. Trident acknowledges that from and after the Closing, references to "Warburg" and "H&F" in the Trident Assignment Agreement shall mean Warburg and H&F as defined herein, in lieu of the Original Warburg Signatories and the Original H&F Signatory, respectively.

            2. GE acknowledges that from and after the Closing, references to "Warburg" and "H&F" in the GE Assignment Agreement shall mean Warburg and H&F as defined herein, in lieu of the Original Warburg Signatories and the Original H&F Signatory, respectively.

            3. Farallon acknowledges that from and after the Closing, references to "Warburg" and "H&F" in the Farallon Assignment Agreement shall mean Warburg and H&F as defined herein, in lieu of the Original Warburg Signatories and the Original H&F Signatory, respectively.

            4. The Management Purchasers acknowledge that from and after the Closing, references to "Warburg" and "H&F" in the Management Subscription Agreement shall mean Warburg and H&F as defined herein, in lieu of the Original Warburg Signatories and the Original H&F Signatories, respectively.

E.    MISCELLANEOUS

            1. The validity and effects of this Amendment shall be governed by and construed and enforced in accordance with the laws of the State of New York.

            2. This Amendment may be executed in any number of counterparts, each of which shall be considered an original and all of which together shall be deemed to be one and the same instrument.

                            [Signature pages follow]

            IN WITNESS WHEREOF, each Party has executed this Amendment as of the date first above-written.



                                    WARBURG PINCUS PRIVATE
                                       EQUITY VIII, L.P.,

                                    WARBURG PINCUS INTERNATIONAL
                                       PARTNERS, L.P.,

                                    WARBURG PINCUS NETHERLANDS
                                       INTERNATIONAL PARTNERS I, C.V.

                                    WARBURG PINCUS NETHERLANDS
                                       INTERNATIONAL PARTNERS II, C.V.

                                    By: Warburg, Pincus & Co.,
                                        its General Partner


                                         By:  /s/ Kewsong Lee
                                             ------------------------------
                                             Name:  Kewsong Lee
                                             Title: Partner


                                    WARBURG PINCUS (BERMUDA) PRIVATE
                                       EQUITY VIII, L.P.

                                    By:  Warburg Pincus (Bermuda)
                                         Private Equity Ltd.,
                                         its General Partner,

                                         By:  /s/ Kewsong Lee
                                             -----------------------------
                                             Name:  Kewsong Lee
                                             Title: Partner

                                    WARBURG PINCUS (BERMUDA) INTERNATIONAL
                                    PARTNERS, L.P.


                                     By: Warburg Pincus (Bermuda)
                                         International Ltd.,
                                         its General Partner,

                                         By:  /s/ Kewsong Lee
                                             ------------------------------
                                             Name:  Kewsong Lee
                                             Title: Partner


                                    HFCP IV (BERMUDA), L.P.,

                                    By:  H&F Investors IV (Bermuda), L.P.

                                        By: H&F Corporate Investors IV
                                            (Bermuda) Ltd.
                                            its General Partner,


                                            By:  /s/ David R. Tunnell
                                                ---------------------------
                                                Name:  David R. Tunnell
                                                Title: Authorized Signatory


                                    H&F INTERNATIONAL PARTNERS
                                      IV-A (BERMUDA), L.P.

                                    By: H&F Investors IV (Bermuda), L.P.,
                                        its General Partner,

                                       By: H&F Corporate Investors IV
                                          (Bermuda) Ltd., its General Partner


                                            By:  /s/ David R. Tunnell
                                                ---------------------------
                                                Name:  David R. Tunnell
                                                Title: Authorized Signatory

                                    H&F INTERNATIONAL PARTNERS
                                    IV-B (BERMUDA), L.P.


                                    By: H&F Investors IV (Bermuda), L.P.,
                                        its General Partner,

                                       By: H&F Corporate Investors IV
                                           (Bermuda) Ltd., its General Partner


                                            By:  /s/ David R. Tunnell
                                                ---------------------------
                                                Name:  David R. Tunnell
                                                Title: Authorized Signatory


                                    H&F EXECUTIVE FUND IV
                                       (BERMUDA), L.P.

                                    By: H&F Investors IV (Bermuda), L.P.,
                                        its General Partner,

                                        By: H&F Corporate Investors IV
                                            (Bermuda) Ltd., its General
                                            Partner


                                            By:  /s/ David R. Tunnell
                                                ---------------------------
                                                Name:  David R. Tunnell
                                                Title: Authorized Signatory

                                    FARALLON CAPITAL PARTNERS, L.P.

                                    By: Farallon Partners, L.L.C.,
                                        its General Partner

                                        By:  /s/ Monica R. Landry
                                            ----------------------------------
                                            Name:  Monica R. Landry
                                            Title: Managing Member

                                    Notice Information for Farallon
                                    Capital Partners, L.P.:

                                    c/o Farallon Capital Management, L.L.C.
                                    One Maritime Plaza
                                    Suite 1325
                                    San Francisco, CA  94111
                                    Attention:  Mark Wehrly and
                                       Sarah Aitcheson
                                    Telephone:  (415) 421-2132
                                    Facsimile:  (415) 421-2133

                                    FARALLON CAPITAL INSTITUTIONAL
                                    PARTNERS II, L.P.

                                    By: Farallon Partners, L.L.C.,
                                        its General Partner

                                        By:   /s/ Monica R. Landry
                                             ------------------------------
                                             Name:  Monica R. Landry
                                             Title: Managing Member

                                    Notice Information for Farallon
                                    Capital Institutional Partners II,
                                    L.P.:

                                    c/o Farallon Capital Management, L.L.C.
                                    One Maritime Plaza
                                    Suite 1325
                                    San Francisco, CA  94111
                                    Attention:  Mark Wehrly and
                                           Sarah Aitcheson
                                    Telephone:  (415) 421-2132
                                    Facsimile:  (415) 421-2133

                                    FARALLON CAPITAL INSTITUTIONAL
                                    PARTNERS III, L.P.

                                    By: Farallon Partners, L.L.C.,
                                        its General Partner

                                        By:  /s/ Monica R. Landry
                                            -------------------------------
                                            Name:  Monica R. Landry
                                            Title: Managing Member

                                    Notice Information for Farallon
                                    Capital Institutional Partners III, L.P.:

                                    c/o Farallon Capital Management, L.L.C.
                                    One Maritime Plaza
                                    Suite 1325
                                    San Francisco, CA  94111
                                    Attention:  Mark Wehrly and
                                           Sarah Aitcheson
                                    Telephone:  (415) 421-2132
                                    Facsimile:  (415) 421-2133

                                    RR CAPITAL PARTNERS, L.P.

                                    By: Farallon Partners, L.L.C.,
                                        its General Partner

                                        By:   /s/ Monica R. Landry
                                             ------------------------------
                                             Name:  Monica R. Landry
                                             Title: Managing Member

                                    Notice Information for RR Capital
                                    Partners, L.P.:


                                    c/o Farallon Capital Management, L.L.C.
                                    One Maritime Plaza
                                    Suite 1325
                                    San Francisco, CA  94111
                                    Attention:  Mark Wehrly and
                                        Sarah Aitcheson
                                    Telephone:  (415) 421-2132
                                    Facsimile:  (415) 421-2133

                                    TRIDENT II, L.P.


                                    By: MMC Capital, Inc.,
                                        as Manager

                                         By:  /s/ David J. Wermuth
                                             -------------------------------
                                             Name:  David J. Wermuth
                                             Title: Principal

                                    Notice Information for Trident II, L.P.:

                                    1166 Avenue of the Americas
                                    New York, New York
                                    Attention:  Mark Dallara
                                    Facsimile:  (212) 345-5627

                                    and

                                    c/o Marsh & McLennan Capital, Inc.
                                    20 Horseneck Lane
                                    Greenwich, CT  06830
                                    Attention:  David Wermuth
                                    Facsimile:  (203) 862-2925

                                    MARSH & MCLENNAN CAPITAL
                                    PROFESSIONALS FUND, L.P.

                                    By: MMC Capital, Inc.,
                                        as Manager

                                       By:   /s/ David J. Wermuth
                                            -------------------------------
                                            Name:  David J. Wermuth
                                            Title: Principal

                                    Notice Information for Marsh &
                                    McLennan Capital Professionals Fund,
                                    L.P.:

                                    1166 Avenue of the Americas
                                    New York, New York
                                    Attention:  Mark Dallara
                                    Facsimile:  (212) 345-5627

                                    and

                                    c/o Marsh & McLennan Capital, Inc.
                                    20 Horseneck Lane
                                    Greenwich, CT  06830
                                    Attention:  David Wermuth
                                    Facsimile:  (203) 862-2925

                                    MARSH & MCLENNAN EMPLOYEES'
                                       SECURITIES COMPANY, L.P.

                                    By: MMC Capital, Inc.,
                                        as Manager

                                        By:  /s/ David J. Wermuth
                                            -------------------------------
                                            Name:  David J. Wermuth
                                            Title: Principal

                                    Notice Information for Marsh &
                                    McLennan Employees' Securities
                                    Company, L.P.:

                                    1166 Avenue of the Americas
                                    New York, New York
                                    Attention:  Mark Dallara
                                    Facsimile:  (212) 345-5627

                                    and

                                    c/o Marsh & McLennan Capital, Inc.
                                    20 Horseneck Lane
                                    Greenwich, CT  06830
                                    Attention:  David Wermuth
                                    Facsimile:  (203) 862-2925

                                    INSURANCE PRIVATE EQUITY
                                    INVESTORS, L.L.C.

                                    By: GE Asset Management Incorporated,
                                        its Manager,

                                        By:  /s/ Patrick McNeela
                                            -------------------------------
                                            Name:  Patrick McNeela
                                            Title: Vice President

                                    Notice Information for Insurance
                                    Private
                                    Equity Investors, L.L.C.:

                                    c/o GE Asset Management Incorporated
                                    3003 Summer Street
                                    Stamford, CT  06905
                                    Attention:  Michael M. Pastore, Esq.


                                    ORBITAL HOLDINGS, LTD.

                                    By:   /s/ Lorraine Hliboki
                                        -----------------------------------
                                        Name:  Lorraine Hliboki
                                        Title: Attorney-in-fact

                                    Notice Information for Orbital
                                    Holdings, Ltd.:

                                    c/o GE Capital
                                    120 Longridge Rd.
                                    Stamford, CT  06927

                                    SOUNDVIEW PARTNERS LP

                                    By: Robert Clements,
                                        its General Partner

                                        By:  /s/ Robert Clements
                                            -------------------------------
                                            Name:  Robert Clements
                                            Title: General Partner

                                    OTTER CAPITAL LLC

                                    By: John Pasquesi,
                                        its Managing Member

                                        By: /s/ John Pasquesi
                                            -------------------------------
                                            Name:  John Pasquesi
                                            Title: Managing Member

                                    PETER A. APPEL

                                    By:  /s/ Peter A. Appel
                                        -----------------------------------
                                        Name:  Peter A. Appel



                                    PAUL B. INGREY

                                    By:  /s/ Paul B. Ingrey
                                        -----------------------------------
                                        Name:  Paul B. Ingrey



                                    DWIGHT R. EVANS

                                    By:  /s/ Dwight R. Evans
                                        -----------------------------------
                                        Name:  Dwight R. Evans



                                    MARC GRANDISSON

                                    By:  /s/ Marc Grandisson
                                        -----------------------------------
                                        Name:  Marc Grandisson

                                    For purposes of Section A.8. only:

                                    TARACAY INVESTORS

                                    By:  Robert Clements,
                                         Managing Partner

                                        By:   /s/ Robert Clements
                                             ---------------------------------
                                             Name: Robert Clements


                                    For purposes of Section A.8. only:

                                    THE TRIDENT PARTNERSHIP, L.P.

                                    By:  Trident Corp.,
                                         its General Partner

                                        By:  /s/ Martine Purssell
                                            ---------------------------------
                                            Name:  Martine Purssell
                                            Title: Assistant Secretary

Accepted and agreed to as of the date first above-written.

ARCH CAPITAL GROUP LTD.


By: /s/ Peter A. Appel
   ------------------------
   Name: Peter A. Appel
   Title: President and Chief Executive Officer

                                        For purposes of Section A.8 only:

                                        Marilyn Clements

                                        /s/ Marilyn Clements
                                        ------------------------------


                                        For purposes of Section A.8 only:

                                        Jeffrey D. Clements

                                        /s/ Jeffrey D. Clements
                                        ------------------------------


                                        For purposes of Section A.8 only:

                                        John Clements

                                        /s/ John Clements
                                        ------------------------------


                                        For purposes of Section A.8 only:

                                        Ben T. Clements

                                        /s/ Ben T. Clements
                                        ------------------------------


                                        For purposes of Section A.8 only:

                                        Paula Clements Sager

                                        /s/ Paula Clements Sager
                                        ------------------------------

                                        For purposes of Section A.8 only:

                                        TRUST ESTABLISHED UNDER
                                        INDENTURE OF MARILYN CLEMENTS

                                        By: /s/ Robert Clements
                                           --------------------------
                                           as trustee

                                   Schedule 1
                                   --------

Warburg Pincus (Bermuda) Private
      Equity VIII, L.P.

Warburg Pincus (Bermuda) International
      Partners, L.P.

                                   Schedule 2
                                   ----------


H & F International Partners IV - A
      (Bermuda), L.P.

H & F International Partners IV -B
      (Bermuda), L.P.

H & F Executive Fund IV (Bermuda),
      L.P.

                                                                       EXHIBIT I
                                                                       ---------

                                                  Final Schedule to the Bye-laws
                                                  of Arch Capital Group Ltd.

                           CERTIFICATE OF DESIGNATIONS

                                       OF

                    SERIES A CONVERTIBLE PREFERENCE SHARES


            The terms of the authorized Preference Shares (as defined below) of Arch Capital Group Ltd., a company incorporated under the laws of Bermuda (the "Company"), shall be as set forth below in this Schedule to the Bye-laws of the Company (this "Schedule").

            (a) Designation. (1) There is hereby created from the authorized and
                -----------
unissued preference shares of the Company a series of convertible preference shares designated as the Company's "Series A Convertible Preference Shares" (the "Preference Shares") as designated by the Board of Directors. Each Preference Share will have a liquidation preference of $21.00 (the "Liquidation Preference").

            (2) All Preference Shares purchased, exchanged, converted or otherwise acquired by the Company shall be repurchased and canceled and, upon the taking of any action required by applicable law, shall be restored to the status of authorized but unissued preference shares of the Company, without designation as to series, and may thereafter be reissued.

            (b) Currency. All Preference Shares shall be denominated in United
                --------
States currency, and all payments and distributions thereon or with respect thereto shall be made in United States currency. All references herein to "$" or "dollars" refer to United States currency.

            (c) Ranking. The Preference Shares shall, with respect to dividend
                -------
rights and rights upon liquidation, winding up or dissolution, rank (1) prior to each other class or series of shares of the Company except Parity Shares and (2) on a parity with Parity Shares. For purposes hereof, (A) "Junior Shares" shall mean the Common Shares of the Company, par value $0.01 per share (the "Common Shares") and the shares of any other class or series of equity securities of the Company which, by the terms of the Bye-laws of the Company or of the instrument by which the Board of Directors shall fix the rights, preferences and limitations thereof, shall not be designated as ranking on a parity with the Preference Shares in respect of dividend rights and rights upon liquidation, winding up or dissolution and (B) "Parity Shares" shall mean the shares of any other class or series of equity securities of the Company which, by the terms of the Bye-laws of the Company or of the instrument by which the Board of Directors shall fix the rights, preferences and limitations thereof, shall, in the event that the dividends thereon are not paid in full, be entitled to share ratably with the Preference Shares, or shall, in the event that the amounts payable thereon on liquidation are not paid in full, be enti-tled to share ratably with the Preference Shares in any distribution of assets other than by way of dividends in accordance with the sums which would be payable in such distribution if all sums payable were discharged in full.

            (d) Dividends. The holders of Preference Shares shall be entitled to
                ---------
receive, from funds legally available therefor, dividends payable when, as and if dividends (including, without limitation, any dividend consisting of stock or other securities or property or rights or warrants to subscribe for securities of the Company or any of its subsidiaries by way of dividend or spin-off) are declared by the Board of Directors with respect to the Common Shares. Dividends shall be payable on each outstanding Preference Share in an amount per Preference Share equal to the amount of such dividends as would be payable with respect to the number of Common Share(s) into which such Preference Share is convertible pursuant to paragraphs (g)(1) and (h). No dividends may be paid or declared on or with respect to the Common Shares prior to the declaration and payment of a dividend on or with respect to the Preference Shares. Dividends shall be non-cumulative.

            (e) Liquidation Preference. (1) Upon any voluntary or involuntary
                ----------------------
liquidation, dissolution or winding up of the Company or a reduction or decrease in the Company's shares resulting in a distribution of assets to the holders of any class or series of the Company's shares, each holder of Preference Shares shall be entitled to payment out of the assets of the Company available for distribution of an amount equal to the then effective Liquidation Preference per Preference Share held by such holder, plus all accumulated and unpaid dividends thereon, before any distribution is made on any Junior Shares, including, without limitation, Common Shares. If, upon any voluntary or involuntary liquidation, dissolution or winding up of the Company or a reduction or decrease in the Company's capital Shares, the amounts payable with respect to Preference Shares and all other Parity Shares are not paid in full, the holders of Preference Shares and the holders of the Parity Shares shall share equally and ratably in any distribution of assets of the Company in proportion to the full liquidation preference and all accumulated and unpaid dividends to which each such holder is entitled.

            (2) Neither the voluntary sale, conveyance, exchange or transfer (for cash, shares, securities or other consideration) of all or substantially all of the property or assets of the Company nor the consolidation, merger or amalgamation of the Company with or into any person or the consolidation, merger or amalgamation of any person with or into the Company shall alone be deemed to be a voluntary or involuntary liquidation, dissolution or winding up of the Company, or a reduction or decrease in the capital of the Company, without the adoption of a formal plan of liquidation by the Company.

            (f) Voting Rights. Except as required by applicable Bermuda law, the
                -------------
Bye-laws of the Company and as may otherwise be provided herein or in any amendment hereto, the holders of Preference Shares shall not be entitled to any voting rights as shareholders of the Company except as follows:

            (1) The affirmative vote of the holders of at least a majority of the outstanding Preference Shares, voting with holders of shares of all other series of preference shares affected in the same way as a single class, in person or by proxy, at a special or annual meeting called for the purpose, or by written consent in lieu of a meeting, shall be required to amend, repeal or change any provisions of this Schedule in any manner which would adversely affect, alter or change the powers, preferences or special rights of the Preference Shares and any such securities affected in the same way; provided, however, that the creation, authorization or issuance of any other class or series of capital shares or the increase or decrease in the amount of authorized shares of any such class or series or of the Preference Shares, or any increase, decrease or change in the par value of any class or series of shares (including the Preference Shares), shall not require the consent of the holders of the Preference Shares and shall not be deemed to affect adversely, alter or change the powers, preferences and special rights of the Preference Shares. With respect to any matter on which the holders are entitled to vote as a separate class, each Preference Share shall be entitled to one vote.

            (2) Holders of Preference Shares shall be entitled to notice of any shareholders' meeting. The holders of Preference Shares shall be entitled to vote upon all matters upon which holders of the Common Shares have the right to vote, and shall be entitled to the number of votes equal to the largest whole number of Common Shares into which such Preference Shares could be converted pursuant to the provisions of paragraphs (g)(1) and (h) hereof, at the record date for the determination of the shareholders entitled to vote on such matters, or, if no such record date is established, at the date such vote is taken or any written consent of shareholders is solicited, such votes to be counted together with all other shares having general voting powers and not separately as a class.

            (3) Notwithstanding the provisions of paragraph (f)(2), the vote of the Preference Shares shall be limited as set forth herein.

                    (A) Prior to receipt of the Requisite Shareholder
                        Approval, if the votes conferred by the Controlled Shares (as defined in bye-law 45) of any person, including the Preference Shares held by that person, would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of Directors, the vote of each Preference Share held by such person shall be reduced by whatever amount is necessary so that after any such reduction, the votes conferred by the Controlled Shares of such person, including such Preference Shares, shall constitute 9.9% of the total voting power of all shares of the Company entitled to vote generally at any election of Directors.

                    (B) Prior to the receipt of the Requisite Shareholder
                        Approval, if the aggregate votes conferred by the Preference Shares then outstanding, together with any Common Shares issued upon conversion of any Preference Shares, or issued upon exercise of any Class A Warrants issued under the Subscription Agreement or the Management Subscription Agreement (including by operation of the anti-dilution adjustments in the Class A Warrants), or issued in cancellation of the Class A Warrants of the Company in connection with the transactions under the Subscription Agreement (together, the "Aggregate Potential Votes") would exceed 19.9% of the total votes entitled to be cast by the Common Shares issued and outstanding on November 19, 2001 (the "Total Base Votes"), then the vote of each Preference Share shall be reduced proportionately (in relation to the total number of Preference Shares then outstanding) so that, after giving effect to such reduction, the Aggregate Potential Votes do not exceed 19.9% of the Total Base Votes (it being understood that if both clause (A) and this clause (B) apply, clause (B) shall be applied first, then clause (A)).

                    (C) Prior to the receipt of the Requisite Regulatory
                        Approval, if the votes conferred by Common Shares and Preference Shares beneficially owned by a given person would otherwise represent more than 9.9% of the voting power of all shares entitle to vote generally at an election of Directors, the vote of each Preference Share held by such person shall be reduced by whatever amount is necessary so that after any such reduction, the votes conferred by the Common Shares and Preference Shares beneficially owned by such person, shall constitute 9.9% of the total voting power of all shares of the Company entitled to vote generally at any election of Directors.

                    (D) Until such time as any waiting period with respect to
                        the acquisition of Preference Shares by Orbital Holdings, Ltd. And Insurance Private Equity Investors, L.P. required to expire under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, including any extensions thereof, shall have expired or been terminated, the Preference Shares held by such GE Purchasers shall not have any votes with respect to the election of directors.

            (g)   Conversion.
                  ----------

            (1) Optional Conversion. Each Preference Share shall be convertible
                -------------------
at any time and from time to time at the option of the holder thereof into fully paid and nonassessable Common Shares. The number of Common Shares deliverable upon conversion of a Preference Share as of the Issuance Date, subject to adjustment as hereinafter provided, shall be one.

            (2) Mandatory Conversion. Following the later of (a) receipt of the
                --------------------
Requisite Shareholder Approval and the Requisite Regulatory Approval, and (b) 90 days following the consummation of the Final Adjustment contemplated by Section
B.3 of the Subscription Agreement, the Preference Shares shall automatically convert into Common Shares. The number of Common Shares deliverable upon conversion of a Preference Share shall be as set forth in paragraphs (g)(1) and
(h).

            (3) Fractional Shares. In connection with the conversion of any
                -----------------
Preference Shares, no fractions of Common Shares shall be issued, but in lieu thereof, the Company shall pay a cash adjustment in respect of such fractional interest in an amount equal to such fractional interest multiplied by the Current Market Price of the Common Shares as of the date of conversion. If more than one Preference Share shall be surrendered for conversion by the same holder at the same time, the number of full Common Shares issuable on conversion thereof shall be computed on the basis of the total number of Preference Shares so surrendered.

            (4) Mechanics of Conversion. (a) Before any holder of Preference
                -----------------------
Shares shall be entitled to convert the same into Common Shares, he shall surrender the certificate or certificates therefor, duly endorsed, or deliver an appropriate indemnity agreement, at the office of the Company or its transfer agent for the Preference Shares and shall give written notice to the Company of the election to convert the same and shall state therein the name or names in which the certificate or certificates for Common Shares are to be issued. The Company shall, as soon as practicable thereafter, issue and deliver at such office to such holder of Preference Shares, or to the nominee or nominees of such holder, a certificate or certificates for the number of Common Shares to which such holder shall be entitled as aforesaid. A certificate or certificates will be issued for the remaining Preference Shares in any case in which fewer than all of the Preference Shares represented by a certificate are converted.

            (b) In connection with the mandatory conversion, the Company shall deliver written notice to each such holder that the conversion date has occurred and the place where certificates are to be surrendered for conversion.

            (5) Issue Taxes. The Company shall pay all issue taxes, if any,
                -----------
incurred in respect of the issue of Common Shares on conversion. If a holder of shares surrendered for conversion specifies that the Common Shares to be issued on conversion are to be issued in a name or names other than the name or names in which such surrendered shares stand, the

Company shall not be required to pay any transfer or other taxes incurred by reason of the issuance of such Common Shares to the name of another.

            (6) Reservation of Shares. The Company shall at all times reserve
                ---------------------
and keep available, free from preemptive rights, for issuance upon the conversion of Preference Shares, such number of its authorized but unissued Common Shares as will from time to time be sufficient to permit the conversion of all outstanding Preference Shares. Prior to the delivery of any securities which the Company shall be obligated to deliver upon conversion of the Preference Shares, the Company shall comply with all applicable laws and regulations which require action to be taken by the Company. All Common Shares delivered upon conversion of the Preference Shares will upon delivery be duly and validly issued and fully paid and nonassessable, free of all liens and charges and not subject to any preemptive rights.

            (h) Conversion Price Adjustments.  The number of Common Shares
                ----------------------------
into which each Preference Share is convertible shall be subject to adjustment from time to time as follows:

            (1) Share Splits and Combinations. In case the Company shall at any
                -----------------------------
      time or from time to time after the Issuance Date (A) subdivide or split the outstanding Common Shares, (B) combine or reclassify the outstanding Common Shares into a different number of shares or (C) issue by reclassification of the Common Shares any shares of the Company, then, and in each such case, the number of Common Shares into which each Preference Share is convertible shall be adjusted so that the holder of any Preference Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares or other securities of the Company which such holder would have owned or have been entitled to receive after the occurrence of any of the events described above, had such Preference Shares been surrendered for conversion immediately prior to the occurrence of such event or the record date therefor, whichever is earlier. An adjustment made pursuant to this subparagraph (1) shall become effective at the close of business on the day upon which such corporate action becomes effective. Such adjustment shall be made successively whenever any event listed above shall occur.

            (2) Share Dividends in Common Shares. In case the Company at any
                --------------------------------
      time or from time to time after the Issuance Date pays a dividend or makes a distribution in Common Shares on any class of shares of the Company (other than a dividend or distribution of Common Shares or other securities which is made directly to the holders of Preference Shares pursuant to paragraph (d), or with respect to which adjustments are provided in paragraph (h)(1) above) the number of Common Shares into which each Preference Share is convertible shall be adjusted so that the holder of any Preference Shares thereafter surrendered for conversion shall be entitled to receive the number of Common Shares which such holder would have owned or have been entitled to receive after such dividend, had such Preference Shares been surrendered for conversion immediately prior to the record date for the determination of holders entitled to receive such dividend.

            (3) Distribution of Indebtedness, Securities or Assets. In case the
                --------------------------------------------------
      Company distributes to all holders of Common Shares (whether by dividend or other distribution, or in a merger, amalgamation or consolidation or otherwise) evidences of indebtedness, shares of any class or series, other securities, including rights or warrants to subscribe for securities, cash or assets, in each case, of the Company or any of its subsidiaries (other than a dividend or distribution which is made directly to the holders of Preference Shares pursuant to paragraph (d) above), the Company shall distribute to the holders of Preference Shares the same in an amount per Preference Share equal to the amount as would be payable with respect to the number of Common Share(s) into which such Preference Share is convertible pursuant to paragraphs (g)(1) and (h).

            (4) Transactions in Which Common Shares are Exchanged. In case at
                -------------------------------------------------
      any time the Company shall be a party to any transaction (including, without limitation, a merger, amalgamation, consolidation, sale of all or substantially all of the Company's assets, liquidation or recapitalization of the Common Shares and excluding any transaction to which clauses (1),
      (2) or (3) of this paragraph (h) apply) in which the previously outstanding Common Shares shall be changed into or exchanged for different securities of the Company or common stock or other securities of another corporation or entity (including cash) or any combination of any of the foregoing (each such transaction being a "Transaction"), the Company shall make all necessary provisions such that each Preference Share shall thereafter be convertible into, in lieu of Common Shares, the amount of securities or other property to which such holder would actually have been entitled as a holder of Common Shares upon the consummation of the Transaction if such holder had converted such Preference Shares immediately prior to such Transaction (subject to adjustments from and after consummation of the Transaction as nearly equivalent as possible to the adjustments provided for in this paragraph (h)).

              (5) Below Market Offerings of Common Shares. In case the
                  ---------------------------------------
                  Company shall at any time, or from time to time, issue Common Shares (or securities convertible into, or exercisable for, Common Shares) at a price per share (or having a conversion or exercise price per share) less than the Current Market Price (or, in the case of an issuance or sale in connection with an underwritten public offering, less than 99% of the Current Market Price, as determined by the underwriters, less underwriting discounts and commissions) as of the date of issuance of such shares or of such other securities, then, and in each such case, the number of Common Shares into which each Preference Share is convertible shall be adjusted so that the holder of each share thereof shall be entitled to receive, upon the conversion thereof, the number of Common Shares determined by multiplying (A) the number of Common Shares into which such share was convertible on the day immediately prior to such date by (B) a fraction, the numerator of which shall be the sum of (i) the number of Common Shares outstanding on such date and (ii) the number of additional Common Shares issued (or into which the other securities may convert or be exercised), and the denominator of which shall be the sum of (aa) the number of Common Shares outstanding on such date and (bb) the number of Common Shares which the aggregate consideration receivable by the Company for the total number of Common Shares so issued (or into which the other securities may convert or be exercised) would purchase at such Current Market Price on such date. An adjustment made pursuant to this subparagraph (5) shall be made on the next Business Day following the date on which any such issuance is made and shall be effective retroactively immediately after the close of business on such date. For purposes of this subparagraph (5), the aggregate consideration receivable by the Company in connection with the issuance of Common Shares, or of other securities convertible into or exercisable for Common Shares, shall be deemed to be equal to the sum of the aggregate offering price (before deduction of reasonable underwriting discounts or commissions and expenses) of all such securities plus the minimum aggregate amount, if any, payable upon conversion or exercise of any such other securities into Common Shares.

The provisions of this clause (h) shall not apply to the issuance of any Common Shares (i) pursuant to any restricted share, share option, share purchase or similar plan or arrangement for the benefit of employees or directors of the Company or any of its subsidiaries approved by the Board of Directors or a duly organized committee thereof, (ii) pursuant to options, warrants and conversion rights outstanding on November 20, 2001, or (iii) issued upon conversion of Preference Shares or exercise of Class A Warrants issued under the Subscription Agreement or the Management Subscription Agreement, including pursuant to the purchase price adjustments therein.

            (i)   Certain Definitions.  As used in this Schedule, the
                  -------------------
following terms shall have the following meanings, unless the context otherwise requires:

            "Board of Directors" means the Board of Directors of the Company.
             ------------------

            "Business Day" means any day other than a Saturday, Sunday or a
             ------------
United States federal or Bermuda holiday.

            "Conversion Price" per Preference Share at any time means the price
             ----------------
equal to $21.00 divided by the number of Common Shares into which such share is then convertible.

            "Current Market Price" means the average of the closing bid and
             --------------------
asked prices of the Common Shares as reported by the National Association of Securities Dealers Automated Quotation System, or if the Common Shares are not there listed, on the principal United States national exchange on which such shares are listed or admitted.

            "Issuance Date" means the first date of issuance of any Preference
             -------------
Shares.

            "Management Subscription Agreement" means the Management
             ---------------------------------
Subscription Agreement, dated as of October 24, 2001, by and between the Company and certain of its officers and directors parties thereto.

            "Requisite Regulatory Approval" means approval by the insurance
             -----------------------------
authorities in the States of Florida, Missouri, Nebraska and Wisconsin of the acquisition of greater than 9.9% of the total voting power of all shares of the Company entitled to vote generally in the election of directors by the persons who are original signatories to the Subscription Agreement as "Purchasers".

            "Requisite Shareholder Approval" means the approval by the holders
             ------------------------------
of Common Shares and Preference Shares of (a) an amendment to bye-laws 45 and 75 in the form of Exhibit III to the Subscription Agreement, and (b) the issuance of Common Shares issuable upon conversion of all Preference Shares issued under the Subscription Agreement and the Management Subscription Agreement and the issuance of Common Shares issuable upon exercise of all Class A Warrants issued under the Subscription Agreement and the Management Subscription Agreement (including by operation of the anti-dilution adjustments in the Class A Warrants), to the extent that the number of all such Common Shares and Common Shares issued in cancellation of the Class A Warrants of the Company in connection with the transactions under the Subscription Agreement would exceed 19.9% of the total number of Common Shares issued and outstanding on November 19, 2001.

            "Subscription Agreement" means the Subscription Agreement, dated as
             ----------------------
of October 24, 2001, by and between Arch Capital Group Ltd., a company organized under the laws of Bermuda, and each of the Purchasers named therein, as amended as of November 20, 2001.

            (j)   Headings. The headings of the paragraphs of this Schedule are
                  --------
for convenience of reference only and shall not define, limit or affect any of the provisions hereof.

            (k)   Bye-laws.  This Schedule shall be attached to the Bye-laws
                  --------
of the Company and shall become incorporated in such Bye-laws.

                                                                      EXHIBIT II
                                                                      ----------

           [           ] CLASS A WARRANTS, EACH WARRANT ENTITLING
                  THE HOLDER TO PURCHASE ONE COMMON SHARE
                           OF ARCH CAPITAL GROUP LTD.


                             ARCH CAPITAL GROUP LTD.


THIS WARRANT (THE "WARRANT") AND THE UNDERLYING COMMON SHARES MAY NOT BE TRANSFERRED EXCEPT (I) IN COMPLIANCE WITH THE PROVISIONS OF THE AGREEMENTS PURSUANT TO WHICH THE CLASS A WARRANTS WERE ORIGINALLY ISSUED AND ANY APPLICABLE STATE SECURITIES OR "BLUE SKY" LAWS AND (II) (A) PURSUANT TO AN EFFECTIVE REGISTRATION UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), (B) IN COMPLIANCE WITH RULE 144 UNDER THE ACT, (C) INSIDE THE UNITED STATES TO A "QUALIFIED INSTITUTIONAL BUYER" AS DEFINED IN AND IN COMPLIANCE WITH RULE 144A UNDER THE ACT, (D) OUTSIDE THE UNITED STATES IN COMPLIANCE WITH RULE 904 OF REGULATION S UNDER THE ACT OR (E) INSIDE THE UNITED STATES TO AN INSTITUTIONAL "ACCREDITED INVESTOR", AS DEFINED IN RULE 501(A) (1), (2), (3) OR (7) UNDER THE ACT IN A TRANSACTION WHICH, IN THE OPINION OF COUNSEL REASONABLY SATISFACTORY TO THE COMPANY, QUALIFIES AS AN EXEMPT TRANSACTION UNDER THE ACT AND THE RULES AND REGULATIONS PROMULGATED THEREUNDER.

      ARCH CAPITAL GROUP LTD., a Bermuda exempted limited company (the "Company"), hereby certifies that, for value received, [ ] (the "Holder"), or its assigns, is entitled, subject to the terms set forth below, to purchase from the Company, at any time and from time to time in whole or in part, an aggregate of [ ] fully paid and nonassessable common shares, par value $.01 per share ("Common Shares"), of the Company during the period beginning on the date of issuance hereof (the "Closing Date") and ending on September 19, 2002 (the "Exercise Period").

      1. PURCHASE PRICE. Such Common Shares shall be purchased at a purchase price per share, subject to the provisions of Paragraph 3 hereof, equal to $20.00 (as adjusted in accordance with the terms hereof, the "Purchase Price"). The number and character of such Common Shares are subject to adjustment as provided below, and the term "Common Shares" shall mean, unless the context otherwise requires, the Common Shares or other securities or property at the time deliverable upon the exercise of this Warrant.

      2. EXERCISE OF WARRANT. The purchase rights evidenced by this Warrant shall be exercised by the Holder surrendering this Warrant, with the form of subscription at the end hereof duly executed by such Holder (the "Exercise Notice"), to the Company at its offices, 20 Horseneck Lane, Greenwich, Connecticut 06830, accompanied by payment as specified below of the aggregate Purchase Price determined as of the Determination Date (as defined below) of the Common Shares being purchased pursuant to such exercise. Payment of the aggregate Purchase Price may be made, at the option of the Holder, (i) in cash, (ii) by certified check or bank cashier's check payable to the order of the Company in the amount of such Purchase Price,
(iii) by delivering Common Shares with an aggregate Market Price (as hereinafter defined) as of the day prior to the Company's receipt of the Exercise Notice (the "Determination Date") equal to the product of the Purchase Price and the number of Common Shares being purchased, (iv) by the Company reducing, at the request of the Holder, the number of Common Shares for which this Warrant is exercisable by a number of Common Shares (the "Surrendered Stock") such that the product of (a) the Market Price per Common Share as of the Determination Date less the Purchase Price in effect on the Determination Date multiplied by (b) the Surrendered Stock equals or exceeds the product of (x) the Purchase Price in effect on the Determination Date and (y) the number of Common Shares being purchased, or any combination of the methods of payment described in clauses (i) through (iv) above.

      2.1. Partial Exercise. This Warrant may be exercised for less than the
           ----------------
full number of Common Shares at the times called for hereby, in which case the number of Common Shares receivable upon the exercise of this Warrant as a whole, the sum payable upon the exercise of this Warrant as a whole, shall be proportionately reduced. Upon any such partial exercise, the Company at its expense will forthwith issue to the Holder hereof a new Warrant or Warrants of like tenor for the number of Common Shares as to which rights have not been exercised, such Warrant or Warrants to be issued in the name of the Holder hereof or his nominee (upon payment by such Holder of any applicable transfer taxes).

      2.2. Delivery of Certificates for Common Shares on Conversion. As soon as
           --------------------------------------------------------
practicable after the exercise of this Warrant and payment of the Purchase Price, and in any event within ten (10) days thereafter, the Company, at its expense, will cause to be issued in the name of and delivered to the Holder hereof a certificate or certificates for the number of fully paid and nonassessable Common Shares or other securities or property to which such Holder shall be entitled upon such exercise, plus, in lieu of any fractional share to which such Holder would otherwise be entitled, cash in an amount determined in accordance with Paragraph 3.9 hereof. The Company agrees that the Common Shares so received shall be deemed to be issued to the Holder as the record owner of such Common Shares as of the close of business on the date on which this Warrant shall have been surrendered and payment for such Common Shares made as aforesaid.

      3. ANTI-DILUTION PROVISIONS AND OTHER ADJUSTMENTS. In order to prevent dilution of the right granted hereunder, the Purchase Price shall be subject to adjustment from time to time in accordance with this Paragraph 3. Upon each adjustment of the Purchase Price pursuant to this Paragraph 3, the registered holder hereof shall thereafter be entitled to acquire upon exercise of this Warrant, at the Purchase Price resulting from such adjustment, the number of shares of the Company's Common Shares obtainable by multiplying the Purchase Price in effect immediately prior to such adjustment by the number of shares of the Company's Common Shares acquirable upon conversion thereof immediately prior to such adjustment and dividing the product thereof by the Purchase Price resulting from such adjustment.

      3.1. Adjustment for Issue or Sale of Common Shares. Except as provided in
           ---------------------------------------------
Paragraph 3.5 below, if and whenever on or after the date of issuance hereof the Company shall issue or sell, or shall in accordance with subparagraphs (1) to (8) of this Paragraph 3.1 inclusive, be deemed to have issued or sold any Common Shares to any person for a consideration per share less than the Market Price (or, in the case of an issuance or sale in connection with an underwritten public offering, 99% of the Market Price less underwriting discounts and commissions) in effect immediately prior to the time of such issue or sale, then forthwith upon such issue or sale (each, a "Triggering Transaction"), the Purchase Price shall, subject to subparagraphs (1) to (8) of this Paragraph 3.1, be reduced to the Purchase Price (calculated to the nearest tenth of a cent) determined by multiplying the Purchase Price in effect immediately prior to the time of such Triggering Transaction by a fraction, the numerator of which shall be the sum of (x) the product of the Number of Common Shares Deemed Outstanding (as defined below) immediately prior to such Triggering Transaction multiplied by the Market Price immediately prior to such Triggering Transaction plus (y) the total amount, if any, received or receivable at any time by the Company as consideration for the issuance or sale of such Common Shares, and the denominator of which shall be the product of (x) the Number of Common Shares Deemed Outstanding immediately after such Triggering Transaction, multiplied by (y) the Market Price immediately prior to such Triggering Transaction; provided that in the case of a sale of Common Shares pursuant to a purchase, underwriting or similar agreement, the Market Price shall mean the Market Price in effect upon the date such agreement is executed by the Company.

      For purposes of this Paragraph 3, the term "Number of Common Shares Deemed Outstanding" at any given time shall mean the sum of (i) the number of Common Shares outstanding at such time, and (ii) the number of Common Shares deemed to be outstanding under subparagraphs (1) to (8) of this Paragraph 3, inclusive, at such time. For purposes of this Paragraph 3, inclusive, at such time. For purposes of this Paragraph 3, the term "Market Price" shall mean, as of any date, (a) for any period during which a security shall be listed for trading on a national securities exchange or on the Nasdaq Stock Market ("Nasdaq"), or (in the case of non-United States securities) similar securities exchange, the closing price per share of such security as of such day, or, in case no reported sale occurs on such trading day, the mean of the reported closing bid and asked prices per share for the prior five trading days ending on such day, (b) for any period during which such security shall not be so listed, but when prices for such security shall be reported by Nasdaq or similar system in the case of non-U.S. securities, the mean of the most recent average bid and asked prices per share as quoted by Nasdaq or such other system or (c) the market price per share of such security as determined by the Board of Directors of the Company (the "Board of Directors") as of the next preceding day, in the event neither
(a) nor (b) above shall be applicable, or in the event the Board of Directors shall be in good faith determine that application of (a) or (b) would not result in a fair determination of the Market Price.

      For purposes of determining the adjusted Purchase Price under this Paragraph 3.1, the following subparagraphs (1) to (8), inclusive, shall be applicable:

             (1) In case the Company at any time shall in any manner issue or sell (whether directly or by assumption in a merger or otherwise) any rights to subscribe for or to purchase, or any options for the purchase of, Common Shares or any other securities convertible into or exchangeable or exercisable for Common Shares (such rights or options being herein called "Options" and such convertible, exchangeable or exercisable shares or securities being herein called "Convertible Securities"), whether or not such Options or the right to convert, exercise or exchange any such Convertible Securities are immediately exercisable, and the price per share for which Common Shares are issuable upon exercise, conversion or exchange (determined by dividing
      (x) the total amount, if any, received or receivable by the Company as consideration for the issuing of such Options, plus the minimum aggregate amount of additional consideration payable to the Company upon the exercise of all such Options, by (y) the total maximum number of Common Shares issuable upon the exercise of such Options or the conversion or exchange of such Convertible Securities) shall be less than the Market Price (or, in the case of an issuance or sale in connection with an underwritten public offering, less than 99% of the Market Price less underwriting discounts and commissions), determined as of the date of such issuance or sale (or, in the case of an issuance or sale pursuant to a purchase, underwriting or similar agreement, the Market Price determined as of the date such agreement is executed by the Company), then the total maximum number of Common Shares issuable upon exercise of such Options or conversion or exchange of all such Convertible Securities shall (as of the date of the grant of such Option) be deemed to be outstanding and to have been issued and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon exercise of such Options or conversion or exchange of such Convertible Securities, except as otherwise provided in subparagraph (3) below.

             (2) In case the Company at any time shall in any manner issue or sell (whether directly or by assumption in a merger or otherwise) any Convertible Securities, whether or not the rights to exchange, exercise or convert thereunder are immediately exercisable, and the price per share for which Common Shares are issuable upon such conversion, exercise or exchange (determined by dividing (x) the total amount received or receivable by the Company as consideration for the issue or sale of such Convertible Securities, plus the minimum aggregate amount of additional consideration, if any, payable to the Company upon the conversion or exchange thereof, by (y) the total maximum number of Common Shares issuable upon the conversion or exchange of all such Convertible Securities) shall be less than the Market Price (or, in the case of an issuance or sale in connection with an underwritten public offering, less than 99% of the Market Price less underwriting discounts and commissions), determined as of the date of such issuance or sale (or, in the case of an issuance or sale pursuant to a purchase, underwriting or similar agreement, the Market Price determined as of the date such agreement is executed by the Company), then the total maximum number of Common Shares issuable upon conversion or exchange of all such Convertible Securities shall (as of the date of the issue or sale of such Convertible Securities) be deemed to be outstanding and to have been issue and sold by the Company for such price per share. No adjustment of the Purchase Price shall be made upon the actual issue of such Common Shares upon exercise of the rights to exchange or convert under such Convertible Securities, except as otherwise provided in subparagraph (3) below.

             (3) If the exercise price provided for in any Options referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (1) or (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchange-able for Common Shares, shall change at any time (other than under or by reason of provisions designed to protect against dilution of the type set forth in Paragraph 3.1 or 3.3), the Purchase Price in effect at the time of such change shall forthwith be readjusted to the Purchase Price which would have been in effect at the time had such Options or Convertible Securities still outstanding provided for such changed purchase price, additional consideration or conversion or exchange rate, as the case may be, at the time initially granted, issued or sold. If the exercise price provided for in any Option referred to in subparagraph (1), the additional consideration, if any, payable upon the conversion or exchange of any Convertible Securities referred to in subparagraph (1) or
      (2), or the rate at which any Convertible Securities referred to in subparagraph (1) or (2) are convertible into or exchangeable for Common Shares, shall be reduced at any time under or by reason of provisions with respect thereto designed to protect against dilution, then the Purchase Price then in effect hereunder shall forthwith be adjusted to such respective amount as would have been obtained had such Option or Convertible Security never been issued as to such Common Shares and had adjustments been made upon the issuance of Common Shares delivered as aforesaid, but only if as a result of such adjustment the Purchase Price then in effect hereunder is hereby reduced and provided that there shall be no duplication of any adjustments otherwise made in accordance with the terms hereof.

             (4) On the expiration of any Option or the termination of any right to convert or exchange any Convertible Securities, the Purchase Price then in effect hereunder shall forthwith be increased to the Purchase Price which would have been in effect at the time of such expiration or termination had such Option or Convertible Securities, to the extent outstanding immediately prior to such expiration or termination, never been issued.

             (5) In case any Options shall be issued in connection with the issue or sale of other securities of the Company, together comprising one integral transaction in which no specific consideration is allocated to such Options by the parties thereto, such Options shall be deemed to have been issued without consideration.

             (6) In case any Common Shares, Options or Convertible Securities shall be issued or sold or deemed to have been issued or sold for cash, the consideration received therefor shall be deemed to be the amount received by the Company therefor. In case any Common Shares, Options or Convertible Securities shall be issued or sold for a consideration other than cash, the amount of the consideration other than cash received by the Company shall be the fair value of such consideration as determined in good faith by the Board of Directors.

             (7) The number of Common Shares outstanding at any given time shall not include shares owned or held by or for the account of the Company, but the disposition of any shares so owned or held shall be considered an issue or sale of Common Shares for the purpose of this Paragraph 3.1.

             (8) In case the Company shall declare a dividend or make any other distribution upon the stock of the Company payable in Common Shares, Options or Convertible Securi-ties, then in such case any Common Shares, Options or Convertible Securities, as the case may be, issuable in payment of such dividend or distribution shall be deemed to have been issued or sold without consideration.

      3.2. Determination of Date of Issuance or Sale of Common Shares. For
           ----------------------------------------------------------
purposes of Paragraph 3.1, in case the Company shall take a record of the holders of its Common Shares for the purpose of determining holders entitled (x) to receive a dividend or other distribution payable in Common Shares, Options or Convertible Securities, or (y) to subscribe for or purchase Common Shares, Options or Convertible Securities, then such record date shall be deemed to have been issued or sold upon the declaration of such dividend or the making of such other distribution or the date of the granting of such right or subscription or purchase, as the case may be.

      3.3. Subdivisions and Combinations. In case the Company shall at any time
           -----------------------------
subdivide (other than by means of a dividend payable in Common Shares covered by subparagraph 3.1(8)) its outstanding Common Shares into a greater number of shares, the Purchase Price in effect immediately prior to such subdivision shall be appropriately reduced, and, conversely, in case the outstanding Common Shares of the Company shall be combined into a smaller number of shares, the Purchase Price in effect immediately prior to such combination shall be proportionately increased.

      3.4. Reorganization, Reclassification, Consolidation, Merger or Sale of
           ------------------------------------------------------------------
Assets. If any capital reorganization or reclassification of the shares of the
------
Company, or consolidation or merger of the Company with another corporation, or the sale of all or substantially all of its assets to another corporation shall be effected in such a way that holders of Common Shares shall be entitled to receive stock, securities, cash or other property with respect to or in exchange for Common Shares, then, as a condition of such reorganization, reclassification, consolidation, merger or sale, lawful and adequate provision shall be made whereby the Holder of this Warrant shall have the right to acquire and receive upon exercise hereof such common stock, securities, cash or other property issuable or payable (as part of the reorganization, reclassification, consolidation, merger or sale) with respect to or in exchange for such number of outstanding Common Shares of the Company as would have been received upon exercise of this Warrant at the Purchase Price then in effect. The Company will not effect any such consolidation, merger or sale unless prior to the consummation thereof the successor corporation (if other than the Company) resulting from such consolidation or merger or the corporation purchasing such assets shall assume by written instrument, mailed or delivered to the Holder of this Warrant at the last address of such Holder appearing on the books of the Company, the obligation to deliver to such holder such common stock, securities or assets as, in accordance with the foregoing provisions, such Holder may be entitled to purchase. In the event that pursuant to the terms of this Paragraph 3.4, this Warrant becomes exercisable for securities other than Common Shares, then the provisions of Section 3 shall apply to such securities as though such securities were Common Shares. If a purchase, tender or exchange offer is made to and accepted by the holders of more than 50% of the outstanding Common Shares of the Company, the Company shall not effect any consolidation, merger or sale with the person having made such offer or with any Affiliate of such person unless prior to the consummation of such consolidation, merger or sale the holder of this Warrant shall have been given a reasonable opportunity to then elect to receive upon the exercise of this Warrant either the common shares, securities or assets then issuable with respect to the Common

Shares of the Company or the common shares, securities or assets, or the equivalent, issued to previous holders of the Common Shares in accordance with such offer. For purposes hereof the term "Affiliate" with respect to any given person shall mean any person controlling, controlled by or under common control with the given person.

      3.5. No Adjustment for Exercise of Certain Options, Warrants, Etc. The
           ------------------------------------------------------------
provisions of this Section 3 shall not apply to any Common Shares issued, issuable or deemed outstanding under subparagraphs (1) to (8) of paragraph 3.1, inclusive: (i) to any person pursuant to any stock option, stock purchase or similar plan or arrangement for the benefit of employees or directors of the Company or its subsidiaries; provided that any Common Shares issued pursuant to any such plan or arrangement (in excess of 1,700,000 shares) shall be approved by the Board of Directors or a duly organized committee thereof, it being further provided that, with respect to Class A Warrants exercised by the Initial Investors or their Affiliates (as defined in the Registration Statement filed by the Company in connection with the Company's public offering of its Common Shares), this Section 3 shall apply with respect to any Common Shares issued pursuant to any such plan or arrangement in excess of 1,700,000 shares (ii) pursuant to options, warrants and conversion rights in existence on the date of issuance hereof or (iii) pursuant to the exercise of any Class A Warrants or Class B Warrants described in the Company's prospectus relating to the initial public offering of its Common Shares.

      3.6.  Notices of Record Date, Etc.  In the event that:
            ---------------------------

             (1) the Company shall declare any cash dividend upon its Common Shares, or

             (2) the Company shall declare any dividend upon its Common Shares payable in common shares or make any special dividend or other distribution to the holders of its Common Shares, or

             (3) the Company shall offer for subscription pro rata to the holders of its Common Shares any additional common shares of any class or other rights, or

             (4) there shall be any capital reorganization or reclassification of the shares of the Company, including any subdivision or combination of its outstanding Common Shares, or consolidation or merger of the Company with, or sale of all or substantially all of its assets to, another corporation, or

             (5) there shall be a voluntary or involuntary dissolution, liquidation or winding up of the Company;

then, in connection with such event, the Company shall give to the Holder of this Warrant:

             (i) at least ten (10) days' prior written notice of the date on which the books of the Company shall close or a record shall be taken for such dividend distribution or subscription rights or for determining rights to vote in respect of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up; and

            (ii) in the case of any such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, at least ten (10) days prior written notice of the date when the same shall take place.

Such notice in accordance with the foregoing clause (i) shall also specify, in the case of any such dividend, distribution or subscription rights, the date on which the holders of Common Shares shall be entitled thereto, and such notice in accordance with the foregoing clause (ii) shall also specify the date on which the holders of Common Shares shall be entitled to exchange their Common Shares for securities or other property deliverable upon such reorganization, reclassification, consolidation, merger, sale, dissolution, liquidation or winding up, as the case may be. Each such written notice shall be given by first class mail, postage prepaid, addressed to the Holder of this Warrant at the address of such Holder as shown on the books of the Company.

      3.7. Adjustments for Other Distributions. If at any time or from time to
           -----------------------------------
time on or after the date of issuance hereof, the Company shall distribute, grant or issue to all holders of its Common Shares any of its assets or debt securities or any rights or warrants to purchase assets or securities of the Company (including securities or cash, but excluding (x) distributions covered by Section 3.1 or (y) cash dividends or other cash distributions that are paid out of consolidation current net earnings or earnings retained in the business as shown on the books of the Company unless such cash distributions in any twelve month period exceed 3.00% of the average Market Price of the Common Shares for the fifteen (15) trading days ending on the first day of such twelve month period) (collectively, the "Purchase Rights"), then the Holder of this Warrant shall be entitled to, at its option:

             (i) have the Purchase Price reduced to the Purchase Price (calculated to the nearest tenth of a cent) determined by multiplying the Purchase Price in effect immediately prior to the time of distribution of such Purchase Rights by a fraction, the numerator of which shall be the difference between (x) the Market Price immediately prior to such distribution and (y) the fair market value of the assets, securities, rights or warrants applicable to one Common Share (which fair market value shall be determined by the Company in accordance with generally accepted accounting principals) and the denominator of which shall be the Market Price immediately prior to such distribution; provided that in the case of a distribution, grant or issuance pursuant to a purchase, underwriting or similar agreement, the Market Price shall mean the Market Price in effect upon the date such agreement is executed by the Company; or

            (ii) acquire (within thirty (30) days after the later to occur of the initial exercise date of such Purchase Rights or receipt by such Holder of the notice concerning Purchase Rights to which such Holder shall be entitled under Paragraph 3.6) and upon the terms applicable to such Purchase Rights either: (x) the aggregate Purchase Rights which such Holder could have acquired if it had held the number of Common Shares acquirable upon exercise of this Warrant immediately before the grant, issuance or sale of such Purchase Rights; provided that if any Purchase Rights were distributed to holders of

                  Common Shares without the payment of additional consideration by such holders, corresponding Purchase Rights shall be distributed to the exercising holder of this Warrant as soon as possible after such exercise and it shall not be necessary for the exercising holder of this Warrant specifically to request delivery of such rights; or (y) in the event that any such Purchase Rights shall have expired or shall expire prior to the end of said thirty (30) day period, the number of Common Shares or the amount of property which such Holder could have acquired upon such exercise at the same time or times at which the Company granted, issued or sold such expired Purchase Rights.

      3.8. Adjustment by Board of Directors. If any event occurs as to which the
           --------------------------------
provisions of this Section 3 are not strictly applicable or if strictly applicable would not fairly protect the rights of the Holder of this Warrant in accordance with the essential intent and principles of such provisions, then the Board of Directors shall make an adjustment in the application of such provisions, in accordance with such essential intent and principles, so as to protect such rights as aforesaid, but in no event shall any adjustment have the effect of increasing the Purchase Price as otherwise determined pursuant to any of the provisions of this Section 3 except in the case of a combination of shares of a type contemplated in Paragraph 3.3 and then in no event to an amount larger than the Purchase Price as adjusted pursuant to Paragraph 3.3.

      3.9. Fractional Shares. The company shall not issue fractions of Common
           -----------------
Shares upon exercise of this Warrant or scrip in lieu thereof. If any fraction of a Common Share would, except for the provisions of this Paragraph 3.9, be issuable upon exercise of this Warrant, the company shall in lieu thereof pay to the person entitled thereto an amount in cash equal to the product of such fraction, calculated to the nearest one-hundredth (1/100), and the Market Price of a Common Share as of such date of exercise.

      3.10. Officers' Statement as to Adjustments. Whenever the Purchase Price
            -------------------------------------
shall be adjusted as provided in this Section 3, the Company shall forthwith file at the office designated for the exercise of this Warrant a statement, signed by the chairman of the Board, the President, any Vice President or the Treasurer of the Company, showing in reasonable detail the facts requiring such adjustment and the Purchase Price that will be effective after such adjustment. The Company shall also cause a notice setting forth any such adjustments to be sent by mail, first class, postage prepaid, to the record holder of this warrant at his or its address appearing on the Warrant register of the Company. If such notice relates to an adjustment resulting from an event referred to in Paragraph 3.6, such notice shall be included as part of the notice required to be mailed and published under the provisions of Paragraph 3.6.

      4. NO DILUTION OR IMPAIRMENT. The Company will not, by amendment of its charter or through reorganization, reclassification, consolidation, amalgamation, merger, dissolution, sale of assets or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such action as may be necessary or appropriate in order to protect the rights of the Holder hereof against dilution or other impairment. Without limiting the generality of the foregoing, the Company will not increase the par value of any Common Share receivable upon the exercise of this Warrant above the amount payable therefor upon such exercise, and at all times will take all such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Common Shares upon the exercise of this Warrant.

      5. RESERVATION OF COMMON SHARES, ETC., ISSUABLE UPON EXERCISE OF WARRANTS. The Company shall at all times reserve and keep available out of its authorized but unissued Common Shares, solely for issuance and delivery upon the exercise of this Warrant and other similar warrants, such number of its duly authorized Common Shares as from time to time shall be issuable upon the exercise of this Warrant and all other similar warrants at the time outstanding.

      6. REPLACEMENT OF WARRANT. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Warrant and (in the case of loss, theft or destruction) upon delivery of an indemnity agreement (with surety if reasonably required) in an amount reasonably satisfactory to it, or (in the case of mutilation) upon surrender and cancellation thereof, the Company will issue, in lieu thereof, a new Warrant of like tenor.

      7. REMEDIES. The Company stipulates that the remedies at law of the Holder of this Warrant in the event of any default by the Company in the performance of or compliance with any of the terms of this Warrant are not and will not be adequate, and that the same may be specifically enforced.

      8. NEGOTIABILITY, ETC. This Warrant is issued upon the following terms, to all of which each taker or owner hereof consents and agrees:

      (a) Nether this Warrant, the Common Shares underlying this Warrant (the "Underlying Stock") nor the rights of the Holder hereunder may be transferred except in compliance with the provisions of a certain Subscription Agreement executed in connection with the issuance of this Warrant, copies of which are on file at the principal office of the Company.

            The provisions of this Section 8 shall be binding upon any transferee of this Warrant and upon each holder of Underlying Stock.

      (b) Subject to the limitation described in this Section 8, title to this Warrant may be transferred by endorsement (by the Holder hereof executing the form of assignment at the end hereof including guaranty of signature) and delivery in the same manner as in the case of a negotiable instrument transferable by endorsement and delivery.

      (c) Any person in possession of this Warrant properly endorsed and, if not the original holder hereof, to whom possession was transferred in accordance with the provisions was transferred in accordance with the provisions of clauses (a) and (b) of this Section 8 is authorized to represent himself as absolute owner hereof and is granted power to transfer absolute title hereto by endorsement and delivery hereof to a bona fide pur-chaser hereof for value; each prior taker or owner waives and renounces all of his equities or rights in this Warrant in favor of every such bona fide purchaser, and every such bona fide purchaser shall acquire title hereto and to all rights represented hereby.

      (d) Until this Warrant is transferred on the books of the Company, the Company may treat the registered Holder of this Warrant as the absolute owner hereof for all purposes without being affected by any notice to the contrary.

      (e) The Company shall not be required to pay any U.S. federal or state transfer tax or charge that may be payable in respect of any transfer involved in the transfer or delivery of this Warrant or the issuance or conversion or delivery of certificates for Common Shares in a name other than that of the registered Holder of this warrant or to issue or deliver any certificates for Common Shares upon the exercise of this Warrant until any and all such taxes and charges shall have been paid by the Holder of this Warrant or until it has been established to the Company's satisfaction that no such tax or charge is due.

      9. NO RIGHTS TO VOTE OR RECEIVE DIVIDENDS OR OTHER DISTRIBUTIONS. Prior to the exercise of this Warrant, the Holder hereof shall not be entitled to any rights of a shareholder of the Company with respect to Common Shares for which this Warrant shall be exercisable, including, without limitation, the right to vote, to receive dividends or other distributions or to exercise any preemptive rights, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided herein.

      10. MAILING OF NOTICES, ETC. All notices and other communications from the Company to the Holder of this Warrant shall be mailed by first-class certified mail, postage prepaid, to the address furnished to the Company in writing by the last Holder of this Warrant who shall have furnished an address to the Company in writing.

      11. CHANGE, WAIVER, ETC. The terms of this Warrant may not be changed, waived, discharged or terminated orally but only by an instrument in writing signed by the Holder of this Warrant against which enforcement of the change, waiver, discharge or termination is sought.

                                          ARCH CAPITAL GROUP LTD.


                                          By:
                                               -------------------------
                                               Name:
                                               Title:

Dated:

Attest:


------------------

                [To be signed only upon exercise of Warrant]


To Arch Capital Group Ltd.

      The undersigned, the Holder of the within Warrant, hereby irrevocably elects to exercise the purchase right represented by such Warrant for, and to purchase thereunder, ________________ Common Shares of Arch Capital Group Ltd. and herewith makes payment of $_________ therefor and/or requests that the number of Common Shares for which the within Warrant is exercisable to reduced by __________ Common Shares (in addition to the Common Shares being purchased) and/or delivers _________ Common Shares, the aggregate of such payment being equal to the aggregate purchase price for the Common Shares being purchased, and requests that the certificates for the Common Shares being purchased be issued in the name of, and be delivered to, _____________, whose address is
________________.

Dated:


----------------------------



                                          -------------------------------------
                                         (Signature must conform in all
                                          respects to name of Holder as
                                          specified on the face of the Warrant)


                                          -------------------------------------
                                                      Address

                [To be signed only upon transfer of Warrant]


      FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto ______________ the within Warrant and appoints _______________ attorney to transfer said right on the books of Arch Capital Group Ltd. with full power of substitution in the premises.

Dated:


----------------------------


                                          -------------------------------------
                                          (Signature must conform in all
                                          respects to name of Holder as
                                          specified on the face of the Warrant)


                                          -------------------------------------
                                                      Address



In the presence of

----------------------------

                                                                     EXHIBIT III
                                                                     -----------

                               Amended Bye-law 45
                               ------------------

45.   LIMITATION ON VOTING RIGHTS OF CONTROLLED SHARES

(1) Except as provided in the other paragraphs of this Bye-law 45, every Member of record owning shares conferring the right to vote present in person or by proxy shall have one vote, or such other number of votes as may be specified in the terms of the issue and rights and privileges attaching to such shares or in these Bye-laws, for each such share registered in such Member's name.

(2) If, as a result of giving effect to the foregoing provisions of this Bye-law 45 or otherwise, the votes conferred by the Controlled Shares, directly or indirectly or by attribution, to any U.S. Person would otherwise represent more than 9.9% of the voting power of all shares entitled to vote generally at an election of Directors, the votes conferred by the Controlled Shares on such U.S. Person shall be reduced by whatever amount is necessary so that after any such reduction the votes conferred by the Controlled Shares to such U.S. Person shall constitute 9.9% of the total voting power of all shares of the Company entitled to vote generally at any election of Directors (provided, however, that (a) votes shall be reduced only (i) in shares of the Company, if any, held by such U.S. Person within the meaning of Section 958(a) of the Internal Revenue Code of 1986, as amended (the "Code") and (ii) in shares of the Company if any (other than shares held directly by the H&F Funds or the WP Funds) held by such U.S. Person within the meaning of Section 958(b) of the Code, (b) votes shall be reduced in shares of the Company held directly by the H&F Funds and the WP Funds only if and to the extent that reductions in the vote of other shares do not result in satisfaction of the 9.9% threshold set forth in this paragraph (2),
(c) such reduction (or portion thereof) in votes conferred by shares held directly by an H&F Fund shall not be effective on or after such date, if any, as such H&F Fund reasonably objects in writing to such reduction (or portion thereof) after reasonable notice given to such H&F Fund in advance (to the extent feasible) of any meeting of shareholders (which notice the Company shall provide in writing) and (d) such reduction (or portion thereof) in votes conferred by shares held directly by a WP Fund shall not be effective on or after such date, if any, as such WP Fund reasonably objects in writing to such reduction (or portion thereof) after reasonable notice given to such WP Fund in advance (to the extent feasible) of any meeting of shareholders (which notice the Company shall provide in writing)).

(3) (a) "Controlled Shares" in reference to any person means all shares of the Company directly, indirectly or constructively owned by such person within the meaning of Section 958 of the Code;

            (b) "U.S. Person" means a United States person as defined in Section
                 -----------
                 7701(a)(30) of the Code;

            (c) "H&F Fund" means the Hellman & Friedman parties to the Shareholders Agreement by and among the Company and certain investors dated as of November 20, 2001 (the "Shareholders Agreement"); and

            (d) "WP Fund" means the Warburg Pincus parties to the Shareholders Agreement.

(4) Upon written notification by a Member to the Board, the number of votes conferred by the total number of shares held directly by such Member shall be reduced to that percentage of the total voting power of the Company, as so designated by such Member (subject to acceptance of such reduction by the Board in its sole discretion), so that (and to the extent that) such Member may meet any applicable insurance or other regulatory requirement or voting threshold or limitation that may be applicable to such Member or to evidence that such person's voting power is no greater than such threshold.

(5) Notwithstanding the foregoing provisions of this Bye-law 45, after having applied such provisions as best as they consider reasonably practicable, the Board may make such final adjustments to the aggregate number of votes conferred, directly or indirectly or by attribution, by the Controlled Shares on any U.S. Person that they consider fair and reasonable in all the circumstances to ensure that such votes represent 9.9% (or the percentage designated by a Member pursuant to paragraph (4) of this Bye-law 45) of the aggregate voting power of the votes conferred by all the shares of the Company entitled to vote generally at any election of Directors. Such adjustments intended to implement the 9.9% limitation set forth in paragraph (2) of this Bye-law 45 shall be subject to the proviso contained in such paragraph (2), but adjustments intended to implement the limitation set forth in a notification pursuant to paragraph
(4) of this Bye-law 45 shall not be subject to the proviso contained in paragraph (2).

(6) Each Member shall provide the Company with such information as the Company may reasonably request so that the Company and the Board may make determinations as to the ownership (direct or indirect or by attribution) of Controlled Shares to such Member or to any person to which Shares may be attributed as a result of the ownership of Shares by such Member.

                                Amended Bye-law 75



75.   CERTAIN SUBSIDIARIES

      With respect to any company incorporated under the laws of Bermuda, Barbados or the Cayman Islands all of the voting shares of which are owned (directly or indirectly through subsidiaries) by the Company, and any other subsidiary of the Company designated by the Board of the Company (together, the "Designated Companies"), the board of directors of each such Designated Company shall consist of the persons who have been elected by the Members to be directors of such Designated Company (the "Designated Company Directors"). Notwithstanding the general authority set out in Bye-law 2(1), the Board shall vote all shares owned by the Company in each Designated Company to ensure the constitutional documents of such Designated Company require such Designated Company Directors to be elected as the directors of such Designated Company, and to elect such Designated Company Directors as the directors of such Designated Company. The Company shall enter into agreements with each such Designated Company to effectuate or implement this Bye-law.